DAILY GRILL RESTAURANT MANAGEMENT AGREEMENT


     DAILY GRILL RESTAURANT MANAGEMENT AGREEMENT (this "Agreement") made as of the 30th day of July, 1998 between Hotel Restaurants Properties, Inc. ("Operator"), a California corporation, Grill Concepts, Inc. ("Affiliate"), a Delaware corporation, and CapStar Georgetown Company, L.L.C. ("Owner"), a Delaware limited liability company. Owner and Operator acknowledge that Operator is affiliated with Affiliate.

                                    RECITALS

     A. Owner is the owner of a full-service hotel (the "Hotel") known as the Georgetown Inn located at 1310 Wisconsin Avenue, N.W., Washington, D.C. 20007;

     B. Operator and/or Affiliate own and operate, among other restaurants, The Daily Grill restaurant chain ("Daily Grill"), and have substantial experience in the management and operation of such restaurants;

     D. Operator and/or Affiliate own the uniform restaurant operating system, necessary for the establishment and operation of Daily Grill restaurants with distinctive features, equipment, equipment design, menus, food formulas, inventories, manuals, training Systems, and accounting systems (collectively, the "Operating System") which restaurant and Operating System are identified by the service and trademarks "Daily Grill" and related words and symbols (collectively, "Existing Marks") identifying the Daily Grill restaurants and their goods and services;

     E. Subject to the terms and conditions set forth in this Agreement, (i) Owner wishes to retain Operator (either directly and/or indirectly through Affiliate) to act as manager in connection with certain of Hotel's restaurant, bar, room service, and limited banquet food service operations as more specifically described herein (the "Managed Outlet") and (ii) Operator desires to accept such retention; and

     F. Owner and Operator desire to evidence their agreement with respect to the operation, direction, management, and supervision of the Managed Outlet as more particularly set forth below.

     NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration, Owner and Operator agree as follows:

                                    ARTICLE I
                               THE MANAGED OUTLET


     1.1. Owner and Operator acknowledge that the Managed Outlet means collectively the Hotel's restaurant, bar, room service operation, and associated kitchen area that are approximately 5,000 square feet and more fully described in Exhibit "A" hereto including, without limitation:

     A. The non-structural portions of the restaurant in the Hotel, including the interior walls, ceiling and floor (the "Restaurant");

     B. Mechanical systems and built-in installations (the "Installations") serving the Restaurant exclusively or primarily, including, but not limited to, heating, ventilation, air conditioning, electrical and plumbing systems, elevators and lifts, and built-in refrigeration and kitchen equipment;

     C. Restaurant furniture, furnishings, wall coverings, floor coverings, window treatments, fixtures and other equipment (the "FF&E");

     D. Chinaware, glassware, silverware, linens, and other items of a similar nature used in the operation of the Managed Outlet (the "Operating Equipment"); and

     E. Stock and inventories of paper supplies, cleaning materials and similar consumable items and food and beverage used in the operation of the Managed Outlet (the "Operating Supplies").

                                   ARTICLE II
                                 OPERATING TERM

     2.1. This Agreement shall have a term consisting of (i) a start-up period ("Start-up Period") commencmg on July 1, 1998 (the "Effective Date") and ternninating on the later to occur of (x) December 31, 1998 and (y) the date on which the Managed Outlet opens for business to the public, and (b) an operating term (the "Operating Term"; the "Start-up Period and the Operating Term being sometimes collectively referred to as the "Term") commencing upon the termination of the Start-up Period and expiring on December 31, 2020, unless sooner terminated in accordance with the provisions of this Agreement or unless extended by the written agreement of Owner and Operator. During the Start-up Period, all the terms and conditions of this Agreement other than as set forth in Section 10.2 shall apply.

                                   ARTICLE III
                          GENERAL SERVICES BY OPERATOR

     3.1. During the Operating Term (and, as applicable, the Start-up Period), Operator, as agent and for the account of Owner, shall in accordance with the Budgets (as defined in Section 9.4) and the other applicable provisions of this Agreement and subject to the availability of funds:

     A. Provide first class breakfast, lunch and dinner to the Managed Outlet comparable to other Daily Grill operations from 6:30am to at least 11 :0Opm, seven (7) days each week, three hundred sixty-five (365) days a year. The menu and pricing for the Managed Outlet and banquets shall be at a price comparable to other Daily Grill locations and subject to the prior reasonable approval of Hotel Operator.

     B. Provide first class food and beverage service for banquet and catering events at Operator's standard menu pricing, subject to the reasonable prior approval of Hotel Operator, for any events scheduled by the Hotel. Operator shall add a fixed fifteen percent (15%) service charge to all banquet checks.



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


     C. Provide first class room service operations for breakfast, lunch and dinner during the hours when the Restaurant is open for business, seven (7) days each week, three hundred sixty-five (365) days a year. Room service menu prices shall not be greater than fifteen percent (15%) above the prices on the dining room menu without the prior written consent of Owner. A fixed gratuity of fifteen percent (15%) or a reasonable delivery charge (at Operator's discretion, subject to the approval of Owner, such approval not to be unreasonably withheld) may be charged on all room service orders and will be clearly indicated on the Hotel guest check.

     D. Recruit, train, direct, supervise, employ and dismiss on-site staff ("Managed Outlet Employees") for the operation of the Managed Outlet, and at Operator's expense provide such corporate supervisory personnel as it deems necessary at its corporate offices to oversee management of the Managed Outlet.

     E. Develop and implement advertising, marketing, promotion, publicity and other similar programs for the Managed Outlet, in accordance with this Agreement and the Budgets or as otherwise approved by Owner.

     F. Negotiate and enter into contracts for the provision of services to the Managed Outlet; provided, however, that any contract for an amount in excess of $25,000 per year; which has a term in excess of two years, with any affiliate of Operator or affiliate, which would result in a lien or encumbrance on the Restaurant or Hotel or which is not terminable on thirty days' or less notice without payment of penalty or premium shall require the prior written approval of Owner.

     G. Apply for, process and take all necessary steps to procure and keep in effect in Owner's name (and/or, if required by the applicable licensing authority, in Owner's and/or Operator's name) all licenses and permits required for the operation of the Managed Outlet.

     H. Purchase all FF&E, Operating Equipment and Operating Supplies necessary for the operation of the Managed Outlet.

     I. Provide routine accounting and purchasing services as required in the ordinary course of business of the Managed Outlet.

     J. Maintain the Restaurant in first class condition and state of repair comparable with other Daily Grills as of the date hereof and in compliance with all applicable laws, ordinances, regulations, rulings and orders of governmental authorities and the requirements of all permits and licenses, including without limitation liquor licenses.

     K. Represent Owner in connection with the making of any capital improvements to the Restaurant or the renovation, refurbishment, refixturing and reequipping of the Restaurant, including without limitation the Initial Remodel (as defined in Exhibit C to this Agreement), and to that end and subject to the prior written approval of Owner in each instance negotiate and enter into agreements for architectural, engineering. testing, consulting and construction services.

     L. Provide such other services as are required under the terms of this Agreement or as are customarily performed by restaurant management companies of similar restaurants in the area of the Hotel.


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

     3.2. The parties acknowledge and agree that to in order to position the Managed Outlet to function in an orderly and appropriate manner from and after the commencement of the Operating Term, Operator shall during the Start-Up Period perform the services set forth in Sections 3.1 A through 3.1 L to the extent necessary or desirable to prepare and organize the Managed Outlet for its opening (collectively, "Pre-Opening Services"), including without limitation preparing for Owner's approval an operating budget and a capital budget for the Managed Outlet during the Start-Up Period (the "Initial Budgets"), including but not limited to FF&E expenditures and the Initial Remodel, which Initial Budgets shall be initially prepared and delivered to Owner for Owner's review on or prior to the Effective Date. The Initial Budgets and plans and specifications for the Initial Remodel shall be prepared by Operator and delivered to Owner no later than August 15, 1998.

     3.3 Operator will discharge its duties under this Agreement using a standard of diligence customary for operators of similar properties with the objective of maximizing Total Revenues (as hereinafter defined) and Net Operating Income (as hereinafter defined) consistent with the requirements of the Budgets.

                                   ARTICLE IV
                     GENERAL OPERATION OF THE MANAGED OUTLET

     4.1. Owner hereby engages Operator as the operator of the Managed Outlet during the Start-Up Period and the Operating Tenn, and Operator hereby accepts such engagement. Subject to the terms of this Agreement and the applicable Budgets, Operator shall have control and discretion in the operation, direction, management and supervision of the Managed Outlet.

     4.2. Operator shall operate the Managed Outlet in the same manner as is customary and usual in Operator's other Daily Grill restaurants as of the date hereof and otherwise in confonmity with the operation of the Hotel.

     4.3 Operator will be available to consult with and advise Owner, at Owner's reasonable request, concerning all policies and procedures affecting all phases of the conduct of business at the Managed Outlet. Operator shall in all events consult with and obtain the approval of Owner before implementing any material changes in policies and procedures relating to the Managed Outlet.

     4.4 Subject to the availability of parking spaces at the Hotel, Owner shall provide Operator with up to two (2) hour valet parking per Restaurant guest at a discounted monthly rate equal to the lesser of: (a) $1.50 per hour utilized by Operator, and (b) $2500 per month. Restaurant guests will pay posted parking rates for any excess parking time over the two (2) hour discounted period. These rates shall increase each year by an amount equal to the annual increase (not to exceed three percent (3%) in any calendar year) in the Consunier Price Index
(CPI) for urban consumers in the Washington. D.C. metropolitan area throughout the Term of this Agreement. The foregoing parking expenditures made by Operator shall be included as Operating Expenses.


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


                                    ARTICLE V
                             AGENCY; HOTEL EMPLOYEES

     5. 1. In the performance of its duties as operator of the Managed Outlet, Operator shall act solely as agent of Owner. Nothing in this Agreement shall constitute or be construed to be or create a partnership or joint venture between Owner and Operator. Except as otherwise provided in this Agreement, (a) all debts and liabilities to third persons incurred by Operator in the course of its operation and management of the Managed Outlet in accordance with the provisions of this Agreement shall be the debts and liabilities of Owner only and (b) Operator shall not be liable for any such obligations by reason of its management, supervision, direction and operation of the Managed Outlet as agent for Owner. Operator may so inform third parties with whom it deals on behalf of Owner and may take any other reasonable steps to carry out the intent of this paragraph.

     5.2. Notwithstanding anything contained in Section 5.1 to the contrary, all Managed Outlet Employees other than salaried employees such as the General Manager, Assistant Managers, Chef and Sous Chefs (such salaried employees being hereinafter referred to as "Operator's Employees") shall be employees of Owner ("Owner's Employees"), and all Operator's Employees shall be employees of Operator. Owner shall pay all wages and benefits of Owner's Employees directly and Operator shall reimburse Owner for such amounts from the Agency Account within three (3) days after receipt of an invoice with respect thereto from Owner. All compensation of both Owner's Employees and Operator's Employees shall be an Operating Expense (as defined in Section 11.2).

     5.3. (a) Operator, with Owner's prior approval, may enroll the Operator's Employees in pension, medical and health, life insurance and similar employee benefit plans substantially similar to corresponding plans implemented in other Daily Grills and first class restaurants in the area of the Hotel. Such plans may, with Owner's prior approval, be joint plans for the benefit of employees at more than one facility owned, leased or managed by Operator, Affiliate or their respective affiliates. Employer contributions to such plans (including any withdrawal liability incurred upon termination of this Agreement) and reasonable administrative fees which Operator may expend in connection therewith shall be the responsibility of Owner and shall be an Operating Expense. The administrative expenses of any joint plans will be equitably apportioned by Operator among properties covered by such plan.

     (b) Owner may enroll the Owner's Employees in pension, medical and health, life insurance and similar employee benefit plans substantially similar to corresponding plans implemented in the Hotel and other hotels owned or managed by Owner or its affiliates. Such plans may be joint plans for the benefit of emplovees at more than one facility owned, leased or managed by Owner or its affiliates. Employer contributions to such plans (including any withdrawal liability incurred upon termination of this Agreement) and reasonable administrative fees which Owner may expend in connection therewith shall be an Operating Expense and reimbursed to Owner by Operator out of the Agency Account within three (3) days after receipt of an invoice with respect thereto from Owner. The administrative expenses of any joint plans will be equitably apportioned by Owner among properties covered by such plan.

     5.4. Owner shall provide Operator with a ma\imum of sixty (60) room nights (including only room, tax and parking charges, and which may be either at the Hotel, another hotel in the Washington D.C. area managed by affiliates of Owner and reasonably convenient to the Hotel, or another hotel in the Washington. D.C. area similar to any of the foregoing and reasonably convenient to the Hotel) during the first 12 months of the Term, for the purpose of housing Operator's representatives who are responsible for supervising the construction, opening, and training of employees of the Managed Outlet. After the end of such period, Hotel shall provide twenty (20) room nights (including only room, tax and parking charges, and which may be either at the Hotel, another hotel in the Washington D.C. area managed by affiliates of Owner and reasonably convenient to the Hotel, or another hotel in the Washington, D.C. area similar to any of the foregoing and reasonably convenient to the Hotel) during each twelve (12) month period for the purpose of enabling such representatives to monitor continuing employee training and supervision.


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

     5.5. Operator shall not be liable for any failure of the Managed Outlet to comply prior to the Effective Date with all federal, state, local and foreign statutes, laws, ordinances, regulations, rules, permits, judgments, orders and decrees affecting labor union activities, civil rights or employment in the United States, including, without limitation, the Civil Rights Act of 1870, 42 U.S.C. Sec. 1981, the Civil Rights Acts of 1871, 42 U.S.C. Sec. 1983 the Fair Labor Standards Act, 29 U.S.C. Sec. 201, et. seq., the Civil Rights Act of 1964, 42 U.S.C. Sec. 2000e, et. seq., as amended, the Age Discrimination in Employment Act of 1967, 29 U.S.C. Sec. 621, the Rehabilitation Act, 29 U.S.C. Sec. 701, et. seq., the Americans With Disabilities Act of 1990, 29 U.S.C. Sec. 706,42 U.S.C. Sec. 12101, the Employee Retirement Income Security Act of 1974,29 U.S.C. Sec. 301, et. seg. , the Equal Pay Act, 29 U.S.C. Sec. 201, et seq., the National Labor Relations Act, 29 U.S.C. Sec. 151, et. seq., and any regulations promulgated pursuant to such statutes (collectively, as amended from time to time, and together with any similar laws now or hereafter enacted, the "Employment Laws").

     5.6. Operator shall from time to time develop and implement policies, procedures and programs for the Managed Outlet (collectively, the "Employment Policies") reasonably designed to effect compliance with the Employment Laws. The Employment Policies shall be consistent with industry standards from time to time for reputable hotel management companies.

     5.7. At Owner's request, Operator shall periodically make recommendations to Owner with respect to the desirability of maintaining Employment Practices Liability Insurance ("Employment Insurance") for the benefit of Owner and Operator. If Owner shall purchase, or shall approve the purchase of Employment Insurance, the premium for such insurance (or an allocable amount in the event that more than one hotel is covered by such policy) shall be an Operating Expense.


                                   ARTICLE VI
                               PROVISION OF FUNDS

     6.1. In performing its services under this Agreement, Operator shall act solely as agent and for the account of Owner. Operator shall not be deemed to be in default of its obligations under this Agreement to the extent it is unable to perform any obligation due to the lack of available funds from the operation of the Managed Outlet or as otherwise provided by Owner.

     6.2. Operator shall in no event be required to advance any of its funds (whether by waiver or deferral of its management fees or otherwise) for the operation of the Managed Outlet.



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

                                   ARTICLE VII
                               DAILY GRILL LICENSE

     7.1 In addition to the definitions set forth elsewhere herein, the terms set forth in this Article VII will have the meanings set forth herein:

          A. "License Rights" mean, collectively, the Operating System, the Existing Marks, and the Marks defined below.

          B. "Marks" mean, collectively, the Existing Marks and such other tradenames, service marks, logo types, trade symbols, emblems, signs, logos, insignias, trademarks, designs, patents and copyrights as Operator or Affiliate owns or may hereafter acquire, develop, or adopt or designate for use in conjunction with the Operating System.

     7.2. Upon the terms and conditions set forth herein, Operator grants to Owner, and Owner accepts from Operator, the right, license, and privilege of utilizing the License Rights during the Term, solely and only in connection with operation of the Managed Outlet and the Hotel and (with reference to any use of the License Rights not in the ordinary course of business of the Hotel) only in such manner as Operator approves in writing. Owner will not make or authorize any direct or indirect use of any of the License Rights other than directly in connection with operation of the Managed Outlet and the Hotel, and (with reference to any use of the License Rights not in the ordinary course of business of the Hotel) only in such manner as Operator approves in writing. The Operator hereby approves the use by Owner in the Hotel of signs, pictures and posters advertising the presence of the Managed Outlet in the Hotel, and the inclusion in Hotel advertising and promotional materials of reference to the Managed Outlet, provided such advertising and promotional material is in keeping with the quality of a Daily Grill and has been approved in advance by Operator, which approval shall not be unreasonably withheld or delayed. The license granted hereby shall be effective only during the Tenn of this Agreement and shall automatieally end on the expiration or earlier termination of this Agreement.

     7.3. Owner acknowledges and agrees that the License Rights shall at all times during the Term be the sole and exclusive property of Operator. Operator expressly retains and reserves all rights in and to each of the License Rights, subject only to the rights specifically granted to Owner in this Agreement. Owner further acknowledges and agrees that it has been granted the use of the License Rights solely for the duration of the Term and only in conjunction with the Managed Outlet and the Hotel, and that this Agreement is not intended as Operator's transfer or sale to Hotel of any of the License Rights. Nothing contained in this Agreement shall be construed to prevent Operator from granting any other licenses for the use of any or all of the License Rights at any other location, except Operator shall not license or operate any new Daily Grill restaurant within two (2) miles of the Hotel, or from utilizing any of the License Rights in any manner whatsoever, provided, however, that Operator shall not use the License Rights in such a way as could materially and adversely affect Owner or the Hotel. Owner acknowledges that it will not acquire any rights whatsoever in any of Operator's goodwill and/or proprietary marks, including any of the License Rights. as a result of the Hotel's use thereof, except as specifically set forth herein. Owner agrees that it shall not, during the Term or thereafter, take any actions that encumber the Operator's ownership of its proprietary marks, including the License Rights or the validity thereof.

     7.4 Owner agrees at all times during the Term to use the License Rights only in conjunction with the Hotel and in the manner provided herein.


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

                                  ARTICLE VIII
                        WORKING CAPITAL AND BANK ACCOUNTS

     8.1. Owner will provide Operator with a sufficient amount of initial working capital for the Managed Outlet, as determined in the reasonable discretion of Owner (the "Initial Working Capital"). Thereafter, funds sufficient in amount to constitute normal working capital for the uninterrupted and efficient operation of the Managed Outlet shall be maintained from Total Revenues or otherwise provided by Owner in an amount at least equal to the working capital specified in the most recent Cash Flow Forecast (as defined in Section 9.4).

     8.2. All funds received by Operator in the operation of the Managed Outlet, including working capital furnished by Owner, shall be deposited in a special account or accounts bearing the name of the Managed Outlet (the "Agency Account") in such federally insured bank, savings and loan or trust company as may be selected by Operator and reasonably approved by Owner. Any successor or substitute bank, savings and loan or trust company shall be selected in the same manner. From the Agency Account, Operator shall pay all Operating Expenses, Fixed Charges, the Hotel Priority Return (as hereinafter defined) and other amounts required to be paid by Operator on Owner's behalf under this Agreement. In addition to the Agency Account, an account shall be established at the same institution for a reserve for replacements, substitutions and additions to the FF&E (the "FF&E Reserve Account").

     8.3. The Agency Account and the FF&E Reserve Account shall be in the name of Operator as agent for Owner and shall be under the control of Operator. Checks or other documents of withdrawal shall be signed only by representatives of Operator, provided that such representatives shall be bonded or otherwise insured in a manner reasonably satisfactory to Owner. The premiums for bonding or other insurance shall be an Operating Expense except for premiums for bonding off-site executive employees of Operator. Upon the expiration or termination of this Agreement all remaining amounts in the Agency Account and the FF&E Reserve Account shall be transferred to Owner.

                                   ARTICLE IX
                     BOOKS, RECORDS AND STATEMENTS; BUDGETS


     9.1. Operator shall keep full and accurate books of account and other records reflecting the results of the operation of the Managed Outlet in accordance with GAAP, or in such other format proposed by Operator as Owner shall approve in its sole discretion. Except for the books and records which may be kept in Operator's home office or other suitable location pursuant to the adoption of a central billing system or other centralized service, the books of account and all other records relating to or reflecting the operation of the Managed Outlet shall be kept at the Managed Outlet and shall be available to Owner and its representatives at all reasonable times for examination. audit, inspection and transcription. All of such books and records shall be the property of Owner. Upon any termination of this Agreement, all of such books and records shall thereafter be available to Operator at all reasonable times for inspection, audit, examination and transcription for a period of three (3) years.


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


     9.2. Operator shall deliver to Owner within twenty (20) days after the end of each month the following iterns (collectively, the "Monthly Reports"):

          A. An executive summary noting highlights of operations for such month;

          B. A source and use of funds statement (which statement shall be required within twenty (20) days after the end of each calendar quarter only);

          C. An income and expense statement for such month;

          D. A twelve-month summary and forecast of operations for the current fiscal year utilizing (i) actual year-to-date figures, (ii) forecasts for the next 30, 60 and 90 day periods and (iii) budgeted amounts for the balance of the fiscal year;

          E. A twelve-month summary and forecast of cash flow for the current fiscal year utilizing (i) actual year-to-date figures, (ii) forecasts for the next 30, 60 and 90 day periods and (iii) budgeted amounts for the balance of the fiscal year;

          F. A summary of year-to-date capital expenditures and budgeted amounts for the balance of the year; and

          G. Such other monthly reports as Owner may reasonably request and as are customarily provided by managers of similar restaurant facilities in the area of the Hotel.

The Monthly Reports shall be prepared in accordance with the GAAP and shall otherwise be prepared in accordance with Operator's standard financial reporting and budgeting practices. Owner agrees that the Monthly Reports may be prepared on a consistent basis for periods other than one month (an "Operator's Reporting Period"), but only on the condition that the end of each calendar quarter coincides with the end of an Operator's Reporting Period.

     9.3. Year-end financial statements for the Managed Outlet (including a balance sheet, income statement and statement of sources and uses of funds) shall be prepared and certified by an independent certified public accountant selected by Operator and approved by Owner. Operator shall cooperate in all respects with such accountant in the preparation of such statements.

     9.4. On or before each December 1 during the Operating Term, Operator shall submit to Owner for the next fiscal year the following items (collectively, the "Budgets"):

          A. An operating budget (the "Operating Budget") setting forth in reasonable line-item detail the projected income from and expenses of all aspects of the operations of the Managed Outlet;

          B. A capital budget (the "Capital Budget") setting forth in reasonable line-item detail proposed capital projects and expenditures for the Managed Outlet including but not limited to FF&E expenditures;

          C. A cash flow forecast (the "Cash Flow Forecast") on a monthly basis; and

          D. Such other reports or projections as Owner may reasonably request and as are customarily provided by managers of similar restaurant facilities in the area of the Hotel.

The Budgets shall be prepared in accordance with the Operator's standard financial reporting and budgeting practices consistent with other Daily Grill operations; provided, however, that Operator shall from time to time upon Owner's request make such reasonable modifications thereto as may be necessary to allow Owner (i) to satisfy mortgagee requirements, if any, (ii) to satisfy reporting requirements imposed on Owner by applicable law or (iii) to prepare Owner's own financial statements in accordance with the "Uniform System of Accounts" (Eighth Revised Edition 1986, as further revised from time to time) as adopted by the American Hotel and Motel Association of the United States and Canada ("Uniform System").

     9.5. Upon approval of the Budgets by Owner, Operator shall cause the Managed Outlet to be operated substantially in accordance with the Budgets. Operator shall not, without Owner's prior approval:

          A. Incur any expense for any line-item in the Operating Budget which causes the aggregate expenditures for such line-item to exceed the budgeted amount by the greater of (i) 10% or (ii) $5,000 or more for the applicable fiscal period set forth in the Operating Budget, provided that Operator may, without Owner's approval, (i) pay any expenses (the "Necessary Expenses") regardless of amount, which are necessary for the continued operation of the Managed Outlet and which are not within the reasonable control of Operator (including, but not limited to, those for taxes, utility charges and debt service) and (ii) pay any expenses (the "Emergency Expenses") regardless of amount which, in Operator's good faith judgment, are immediately necessary to protect the physical integrity or lawful operation of the Managed Outlet or the health or safety of its occupants; or

          B. Incur any expense for any line-item in the Capital Budget which causes the aggregate expenditures for such line-item to exceed the budgeted amount by the greater of (i) 10% or (ii) $5,000 more provided that Operator may, without Owner's approval, pay any Emergency Expenses which are capital in nature.

Nothing in this Section 9.5 shall be deemed in any way to limit the provisions of Article VI above.

     9.6. If the Budgets (or any component of the Budgets), have not been approved by Owner prior to any applicable fiscal year, then, until approval of the Budgets (or such components) by Owner, Operator shall cause the Managed Outlet to be operated substantially in accordance with the such prior year's Budgets except for, or as modified by, (a) those components of such Budgets for the applicable fiscal year approved by Owner, b) the Necessary Expenses which shall be paid as required and (c) the Emergency Expenses which shall be paid as required.

                                    ARTICLE X
                                 MANAGEMENT FEES
                       AND PAYMENTS TO OPERATOR AND OWNER

     10.1. Operator shall pay to Owner, in consideration of the Hotel Capital Contribution (as defined in Exhibit C) and in consideration of the loss to Owner caused by the period of time the existing restaurant is to be closed for business with the public while it is being converted to a "Daily Grill" outlet, on a monthly basis on or prior to the tenth (10th day of each month from and after the Effective Date through the end of the Start-up Period, a fee equal to $10,000 per month (the "Start-Up Fee"), which fee shall in no event be less than $60,000.

     10.2. Owner shall pay to Operator, on a monthly basis from and after the commencement of the Operating Term, for services rendered under this Agreement during the Operating Term, but only with respect to periods with respect to which Owner has received its full Hotel Priority Return, a management fee (the "Basic Fee") equal to the lesser of (i) an amount equal to Total Revenues with respect to such period multiplied by eight percent (8%) and (ii) an amount equal to Net Operating Thcome Before Basic Fee (as hereinafter defined) for the applicable period. If there is not sufficient cash flow from operations of the Managed Outlet for Operator to be paid the Basic Fee at the end of any month, the amount of the deficiency shall accrue without interest and, subject to the provisions of Section 3 of Exhibit B of this Agreement, be repaid in the first period or periods when there is available cash flow after payment of the then current Operating Expenses and Fixed Charges. As part of the adjustment to be made pursuant to Section 10.6 below, if Net Operating Income Before Basic Fee with respect to any calendar year during the Term is greater than or equal to eight percent (8%) of Total Revenues with respect to such calendar year, then Owner shall pay to Operator the amount, if any, by which eight percent (8%) of Total Revenues with respect to such calendar year exceeds the aggregate Basic Fee otherwise paid or payable to Operator with respect to such calendar year, which amount, if any, shall from and after its payment be part of Operator's Basic Fee and further provided that Owner may offset against any such amount any Second Tier Payback (as hereinafter defined) then due and owing from Operator.

     10.3. In addition to the Basic Fee, Owner shall pay to Operator on an annual basis an incentive management fee (the "Incentive Fee") determined in accordance with Exhibit B to this Agreement.

     10.4. In each month during the Operating Term, Operator shall be paid out of the Agency Account the Basic Fee for the preceding month, as determined from the monthly income and expense statement, such payment to be made upon delivery of the income and expense statement for such month showing the computation of Total Revenues and the Basic Fee for such month.

     10.5. On or before the twentieth (2Oth) day following the last day of each calendar quarter (or such other fiscal period as Owner and Operator may determine) of each fiscal year during the Operating Term, after (a) payment of Operating Expenses and other amounts required to be paid under this Agreement,
(b) deposits to the FF&E Reserve Account in accordance with the Budget and (c) retention of working capital sufficient to assure the uninterrupted and efficient operation of the Managed Outlet, in accordance with the most recently approved Cash Flow Forecast, all funds in the Agency Account shall be paid to Owner.

     10.6. At the end of each fiscal year and following receipt by Owner of the annual audit set forth in Section 9.3, an adjustment will be made, if necessary, based on the audit so that Operator shall have received the accurate Basic Fee and Incentive Fee for such fiscal year. Within thirty (30) days of receipt by Owner and Operator of such audit, Operator shall either (a) place in the Agency Account or remit to Owner, as appropriate, any excess amounts Operator may have received for such fees during such calendar year or (b) be paid out of the Agency Account or by Owner, as appropriate, any deficiency in the amounts due Operator for the Basic Fee and the Incentive Fee.

     10.7 With respect to any month in which there is outstanding any Additional Hotel Capital Contribution (as defined in Exhibit C) which has not been fully repaid to Owner, Operator shall pay to Owner (i) out of any aggregate Basic Fee and/or Incentive Fee otherwise due to Operator hereunder but only for so long as any Second Tier Additional Hotel Capital Contribution (as defined in Exhibit C) shall remain outstanding, in whole or partial repayment, as the case may be, of the Second Tier Additional Hotel Capital Contribution, an amount (the "Second Tier Payback"), if any, equal to the lesser of (x) the total Second Tier
Additional Hotel Capital Contribution then outstanding and (y) the aggregate Basic Fee and Incentive Fee due to Operator with respect to such month and (ii) after the Second Tier Additional Hotel Capital Contribution has been repaid in full, in whole or partial repayment, as the case may be, of the First Tier Additional Hotel Capital Contribution (as defined in Exhibit C), and prior to the payment of the Basic Fee or any Incentive Fee due Operator but after Owner has received the Hotel Priority Return, an amount (the "First Tier Payback"; the First Tier Payback and the Second Tier Payback being hereinafter sometimes individually or collectively referred to as a "Capital Payback"), if any, equal to (i) the lesser of (x) the total First Tier Additional Hotel Capital Contribution then outstanding and (y) Net Operating Income Before Basic Fee with respect to such month, which First Tier Payback shall be paid out of the Agency Account. Any Capital Payback shall be paid to Owner by Operator within ten (10) days after the delivery to Operator by Owner of a reasonably detailed statement setting forth the Capital Payback payable with respect to such month. At the end of each fiscal year and following receipt by Owner of the annual audit set forth in Section 9.3, an adjustment will be made, if necessary, based on the audit so that Owner shall have received the accurate Capital Payback for such fiscal year. Within thirty (30) days of receipt by Owner and Operator of such audit, Operator shall either (a) place in the Agency Account or remit to Owner, as appropriate, any excess amounts Operator may have received on account of its Fees during such calendar year or (b) be paid out of the Agency Account or by Owner, as appropriate, any deficiency in the amounts due Operator for the Basic Fee and the Incentive Fee.

                                   ARTICLE XI
                               CERTAIN DEFINITIONS

     11.1. A. The term "Total Revenues" shall mean all income, revenue and proceeds resulting from the operation of the Managed Outlet and all of its facilities (net of rebates, refunds and overcharges of revenues not known at the time of sale but adjusted at a later date) which are properly attributable under the Uniform System to the period in question. Subject to Section 11. lB, Total Revenues shall include, without limitation, all amounts derived from.

          (i) The rentals of banquet or other facilities of the Managed Outlet;

          (ii) The sale of food and beverage whether sold in a bar, lounge or restaurant, delivered to a guest room, sold through an in-room facility or vending machines, provided in meeting or banquet rooms or sold through catering operations;

          (iii) Charges for other Managed Outlet services or amenities; and

          (iv) The gross income upon which the proceeds of business interruption or similar insurance are calculated.

B.   Total Revenues shall not include:

     (i) Sales or use taxes or similar governmental impositions collected by Owner or Operator;

     (ii) Tips, service charges and other gratuities received by Managed Outlet Employees;

     (iii) Proceeds of insurance except as set forth in Section 11.0 lA;

     (iv) Proceeds of the sale or condemnation of the Hotel, any interest therein or any other asset, or the proceeds of any loans or financings;

     (v) Capital contributed to Owner or the Managed Outlet;

     (vi) The repayment of any loans or interest thereon made by Owner other than in the ordinary course of Hotel operations;

     (vii) amounts attributed to complimentary meals served or provided to employees of the Managed Outlet; and

     (viii) the amount of any Capital Payback.

     11.2. A. The term "Operating Expenses" shall mean all costs and expenses of maintaining, conducting and supervising the operation of the Managed Outlet and all of its facilities which are properly attributable under the Uniform System to the period in question. Operating Expenses shall include, without limitation:

     (i) The cost of all Operating Equipment and Operating Supplies;

     (ii) Salaries and wages of Managed Outlet Employees, including costs of payroll taxes and employee benefits. The salaries or wages of off-site employees or executives of Operator shall not be Operating Expenses, provided that if it becomes necessary for an off-site employee or executive of Operator to temporarily perform services at the Managed Outlet of a nature normally performed by Managed Outlet Employees, his salary (including payroll taxes and employee benefits) for such period only as well as his traveling expenses shall be Operating Expenses;

     (iii) The cost of all other goods and services obtained in connection with the operation of the Managed Outlet including, without limitation heat and utilities, laundry, landscaping and exterminating services and office supplies:

     (iv) The cost of all repairs to and maintenance of the Managed Outlet;

     (v) Insurance premiums (or the allocable portion thereof in the case of blanket policies) for all insurance maintained under Article XIII (other than insurance against physical damage to the Hotel) and losses incurred on any self-insured risks (including deductibles);

     (vi) All taxes, assessments, permit fees, inspection fees, and water and sewer charges and other charges (other than income or franchise taxes) payable by or assessed against Owner with respect to the operation of the Managed Outlet, excluding Property Taxes (as defined in Section 11.4);

     (vii) Legal fees and fees of any independent certified public accountant for services directly related to the operation of the Managed Outlet and its facilities;

     (viii) All actual expenses for advertising the Managed Outlet and all expenses of sales promotion and public relations activities;

     (ix) All out-of-pocket expenses and disbursements reasonably incurred by Operator, pursuant to, in the course of; and directly related to, the management and operation of the Managed Outlet under this Agreement. Without limiting the generality of the foregoing, such charges may include all reasonable travel, telephone, telegram, facsimile, air express and other incidental expenses, but, except as otherwise provided in this Agreement, shall not include any of the regular expenses of the central offices maintained by Operator, other than offices maintained at the Managed Outlet for the management of the Managed Outlet. Operator shall maintain and make available to Owner invoices or other evidence supporting such charges;

     (x) The Basic Fee;

     (xi) Payments under any applicable franchise agreement;

     (xii) Any other item specified as an Operating  Expense in this  Agreement;
and

     (xiii) Any other cost or charge classified as an Operating Expense or an Administrative and General Expense under the Uniform System unless specifically excluded under the provisions of this Agreement.

B.   Operating Expenses shall not include:

     (i) Amortization and depreciation;

     (ii) the making of or the repayment of any loans or any interest thereon;

     (iii) The costs of any alterations. additions or improvements which for Federal income tax purposes must be capitalized and amortized over the life of such alteration addition or improvement:

     (iv) Payments into the FF&E Reserve Account;

     (v) Any item defined as a Fixed Charge in Section 11.4; or

     (vi) the amount of any Second Tier Payback.

     11.3 "Hotel Priority Return" shall mean an imputed annual return to Owner prorated on a monthly basis equal to the (A) the Initial Hotel Capital Contribution (as defined in Exhibit C) plus the then current outstanding balance of the Additional Hotel Capital Contribution multiplied by (B) eight percent (8%). The Hotel Priority Return shall be paid to Owner on a monthly basis out of Net Operating Income Before Priority Return.

     11.4 "Fixed Charges" shall mean the cost of the following items relating to the Hotel or the Managed Outlet which are properly attributable under the Uniform System to the period in question:

          (i) 5.5% of the real estate taxes on the Building, an amount Owner represents to Operator would currently equal $8,000, assessments, personal property taxes and any other ad valorem taxes imposed on or levied in connection with the Managed Outlet (collectively, "Property Taxes");

          (ii) Insurance against physical damage to the Hotel; and

          (iii) Rental payments or payments for purchase options under leases of equipment which are capital leases under the Uniform System;

          (iv) the Hotel Priority Return; and

          (v) any First Tier Payback.

     11.5. "Net Operating Income" for any period shall mean the amount, if any, by which Total Revenues for such period exceed the sum of (a) Operating Expenses and (b) Fixed Charges for such period.

     11.6. "Net Operating Income Before Basic Fee" for any period shall mean the amount, if any, by which Total Revenues for such period exceed the sum of (a) Operating Expenses for such period (excluding the Basic Fee payable with respect to such period) and (b) Fixed Charges for such period.

     11.7. "Net Operating Income Before Priority Return" for any period shall mean the amount, if any, by which Total Revenues for such period exceed the sum of (a) Operating Expenses for such period (excluding the Basic Fee payable with respect to such period) and (b) Fixed Charges for such period (excluding any amounts referenced in clauses 11.4 (iv) and (v) above).

     11.8. "Fiscal year" shall mean each calendar year or partial calendar year within the Operating Term unless Owner and Operator otherwise agree.

                                   ARTICLE XII
                                  FF&E RESERVE

     12.1. During each fiscal year there shall be allocated and paid on a monthly basis to the FF&E Reserve Account from Total Revenues or other funds provided by Owner such amount as is reflected in the applicable Budget for such fiscal year.

     12.2. All funds in the FF&E Reserve Account, together with any interest earned thereon and the proceeds of any sale of FF&E (which proceeds shall be deposited in the FF&E Reserve Account) shall be used solely for purposes of replacing or refurbishing the FF&E in accordance with the applicable Capital Budget.


                                  ARTICLE XIII
                                    INSURANCE

     13.1. Operator shall arrange for and maintain the following insurance in connection with the Managed Outlet, the cost of which shall be an Operating
Expense:

          A. Insurance covering the Restaurant, the Installations and the FF&E on an all-risk, broad form basis, against such risks as are customarily covered by such insurance (including, without limitation, boiler and machinery insurance, but excluding damage resulting from earthquake, war, and nuclear energy), in aggregate amounts which shall be not less than the full replacement cost of the Restaurant, the Installations and the FF&E;

          B. Commercial general liability insurance (including broad form endorsement and coverage against liability arising out of the ownership or operation of motor vehicles) with a combined single limit of not less than $25,000,000 for each occurrence for liability for (i) bodily injury, (ii) death, (iii) property damage, (iv) assault and battery, (v) false arrest, detention or imprisonment or malicious prosecution, (vi) libel, slander, defamation or violation of the right of privacy, (vii) wrongful entry or eviction, or (viii) liquor law or dram shop liability;

          C. Worker's compensation insurance or insurance required by similar employee benefit acts having a minimum per occurrence limit as Owner may deem advisable against all claims which may be brought for personal injury or death of Managed Outlet Employees, but in any event not less than amounts prescribed by applicable state law;

          D. Fidelity bonds, in such amounts and with such deductibles as Owner may require, covering Operator's employees at the Managed Outlet (other than executive employees of Operator) or in job classifications normally bonded in other restaurants it manages in the United States or otherwise required by law;

          E. Business interruption insurance covering loss of income for a minimum period of six (6) months resulting ftom interruption of business caused by the occurrence of any of the risks insured against under "all-risk" policy referred to in Section 15.1A;

          F. If elected by Owner  pursuant  to  Section  5.5 of this  Agreement,
     Employment   Insurance  with  reasonable  limits  and  deductibles  to  be determined by Owner;

          G. If the Hotel is located within an area designated "flood prone" pursuant to the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as the same mav be amended from time to time flood insurance in such amount as Owner may reasonably require; and

          H. Such other or additional insurance as may be (i) required under the provisions of any applicable mortgage, deed of trust, ground lease or franchise agreement (collectively, "Major Agreements") or (ii) customarily carried by prudent operators of first-class restaurants in the geographic area of the Managed Outlet.

     13.2. All insurance policies shall name Owner as the insured party and shall name as additional insureds Operator and such other parties as may be required by the terms of the Major Agreements as appropriate.

     13.3. All insurance policies shall be in such form and with such companies as shall be reasonably satisfactory to Owner and shall comply with the requirements of any Major Agreement. Insurance may (at Owner's election or with Owner's prior approval) be provided under blanket or master policies covering one or more other restaurants operated by Operator or owned by Owner. The portion of the premium for any blanket or master po1icy which is allocated to the Managed Outlet as an Operating Expense or Fixed Charge shall be determined in an equitable manner by Operator and reasonably approved by Owner.

     13.4. All insurance policies shall specify that they cannot be canceled or modified on less than twenty (20) days prior written notice to both Owner and Operator and any additional insureds (or such longer period as may be required under a Major Agreement) and shall provide that claims shall be paid notwithstanding any act or negligence of Owner or Operator or their respective agents or employees.

     13.5. All insurance policies shall provide that the insurance company will have no right of subrogation against Owner, Operator any party to a Major Agreement or any of their respective agents, employees, partners, members, officers, directors or beneficial owners.

     13.6. Owner and Operator hereby release one another from any and all liability associated with any damage, loss or liability with respect to which property insurance coverage is provided pursuant to this Article or otherwise.

     13.7. The proceeds of any insurance claim (other than proceeds payable to third parties under the terms of the applicable policy) shall be paid into the Agency Account unless otherwise required by the terms of a Major Agreement.


                                   ARTICLE XIV
                                 PROPERTY TAXES

     14.1. Owner shall pay all Property Taxes with respect to the Hotel, including the Managed Outlet, a percentage of which as agreed in each Budget shall be allocated to the Managed Outlet and shall be a Fixed Charge as set forth in Section 11.4(ii).

     14.2. Owner may contest the validity or amount of any Property Tax (a "Tax Contest"), and Operator agrees to cooperate with Owner in a Tax Contest and execute any documents or pleadings required for such purpose, provided that the facts set forth in such documents or pleadings are accurate and that such cooperation or execution does not impose any liability on Operator. All costs and expenses incurred by Owner and Operator in connection with a Tax Contest shall be Operating Expenses.

                                   ARTICLE XV
                       DAMAGE OR DESTRUCTION; CONDEMNATION

     15.1. If the Managed Outlet is damaged by fire or other casualty, Operator shall promptly notify Owner. This Agreement shall remain in full force and effect subsequent to such casualty provided that either party may terminate this Agreement upon thirty days prior notice to the other party if (a) Owner shall elect to close the Managed Outlet as a result of such casualty (except on a temporary basis for repairs or restoration) or (b) Owner shall determine in good faith not to proceed with the restoration of the Managed Outlet and provided further that Operator may terminate this Agreement upon thirty days prior notice to Owner if the Managed Outlet cannot be opened for business with the public for a period of six months or more as a result of such casualty.

     15.2. If all or any portion of the Managed Outlet becomes the subject of a condemnation proceeding or if Operator learns that any such proceeding may be commenced, Operator shall promptly notify Owner. Either party may terminate this Agreement on thirty (30) days notice to the other party if (a) all or substantially all of the Managed Outlet is taken through condemnation or (b) less than all or substantially all of the Managed Outlet is taken, but, in the reasonable judgment of the party giving the termination notice, the Managed Outlet cannot, after giving effect to any restoration as might be reasonably accomplished through available funds from the condemnation award, be profitably operated as a first-class restaurant.

     15.3. Any condemnation award or similar compensation shall be the property of Owner, provided that Operator shall have the right to bring a separate proceeding against the condemning authority for any damages and expenses specifically incurred by Operator as a result of such condemnation.


                                   ARTICLE XVI
                                EVENTS OF DEFAULT

     16.1. The following shall constitute events of default:

          A. If either party shall be in default in the payment of any amount required to be paid under the terms of this Agreement, and such default continues for a period often (10) after written notice from the other party;

          B. If either party shall be in material default in the performance of its other obligations under this Agreement, and such default continues for a period of thirty (30) days after written notice from the other party, provided that if such default cannot by its nature reasonably be cured within such thirty day period. an event of default shall not occur if and so long as the defatilting party promptly commences and diligently pursues the curing of such default;

          C. If either party shall (i) make an assignment for the benefit of creditors, (ii) institute any proeding seeking relief under any federal or state bankruptcy or insolvency laws, (iii) institute any proceeding seek ing the appointment of a receiver, trustee, custodian or similar official for its business or assets or (iv) consent to the institution against it of any such proceeding by any other person or entity (an "Involuntary Proceeding"); or

          D. If an Involuntary Proceeding shall be commenced against either party and shall remain undismissed for a period of sixty (60) days.

     16.2. If any event of default shall occur, the non-defaulting party may terminate this Agreement on five (5) days prior notice to the defaulting party.

     16.3. The right of termination set forth in Section 16.2 shall not be in substitution for, but shall be in addition to, any and all rights and remedies for breach of contract available in law or at equity.

     16.4. Neither party shall be deemed to be in default of its obligations under this Agreement if and to the extent that such party is unable to perform such obligation as a result of fire or other casualty, act of God, strike or other labor unrest, unavailability of materials, war, riot or other civil cornmotion or any other cause beyond the control of such party (which shall not include the inability of such party to meet its financial obligations).


                                  ARTICLE XVII
                                   TERMINATION

     17.1. Operator shall have the right to terminate this Agreement as of (i) January 1, 2004, (ii) provided that Operator did not previously terminate this Agreement, January 1, 2009 and (iii) provided that Operator did not previously terminate this Agreement, January 1, 2014, subject to providing Owner with irrevocable written notice thereof delivered not more than one hundred eighty
(180) days' and not less than ninety (90) days' prior to the applicable termination date, time being of the essence.

     17.2. Operator shall have the right, but not the obligation, to terminate this Agreement upon sixty (60) days' prior written notice to Owner, such notice to be delivered within ten (10) after the delivery of the annual report for such Reference Year (as hereinafter defined) prepared pursuant to Section 9.3 above, if as of December 31st of any year durrng the Operating Term subsequent to the first year of the Operating Term (a "Reference Year"), Total Revenues for the Managed Outlet are less than $2,000,000 for the preceding twelve months.

     17.3 Owner shall have the right, but not the obligation, to terminate this Agreement upon sixty (60) days' prior written notice to Operator (a "Termination Notice'), such Termination Notice to be delivered within ten (10) days after the delivery of the annual report for such Reference Year (as hereinafter defined) prepared pursuant to Section 9.3 above, if Owner did not receive the full Hotel Priority, Return with respect to such Reference Year; provided, however, that such Termination Notice shall be of no force or effect if (i) prior to the expiration of such ten day period Operator delivers to Owner a written notice stating that Operator will pay to Owner within thirty (30) days an amount (the "Shortfall Payment",) equal to the full Hotel Prioritv Return for such Reference Year less any amounts received by Owner on account of such Hotel Priority Return with respect to such Reference Year and (ii) within thirty (30) days thereafter Operator actually pays the Shortfall Payment to Owner.

                                  ARTICLE XVIII
                                   ASSIGNMENT

     18.1 Operator shall not assign, pledge or encumber this Agreement or its interest in this Agreement, voluntarily or by operation of law, without the prior consent of Owner, provided that Operator may, without the consent of Owner, assign this Agreement to Affiliate if Affiliate agrees in writing to be bound by all of the obligations of Operator under this Agreement and to assume all of Operator's obligations under this Agreement from and after the effective date of such assignment.

     18.2. Owner shall not assign this Agreement without the prior consent of Operator, provided that Owner may assign this Agreement without Operator's consent to any person or entity (i) acquiring Owner's fee interest in the Hotel or (ii) to whom Owner leases the Hotel, including without limitation the Managed Outlet, provided that in either case such assignee agrees in writing to be bound by this Agreement and to assume all of Owner's obligations under this Agreement (other than any obligation Owner may specifically agree to retain in connection with such assignment) from and after the effective date of such assignment.

     18.3. Upon any permitted assignment of this Agreement and the assumption of this Agreement by the assignee, the assignor shall be relieved of any obligation or liability under this Agreement arising after the effective date of the assignment.


                                   ARTICLE XIX
                                     NOTICES

     19.1. Any notice, statement or demand required to be given under this Agreement shall be in writing, sent by certified mail, postage prepaid, return receipt requested, or by facsimile transmission, receipt electronically or verbally confirmed, or by nationally-recognized overnight courier, receipt confirmed, addressed if to:

            Owner:            1010 Wisconsin Avenue
                              Washington, D.C. 20007
                              Attention: Mr. Paul Whetsell
                              Facsimile No.: (202)965-4445


            and Operator:     Hotel Restaurant Properties, Inc.
                              11661 San Vicente Boulevard
                              Suite 404
                              Los Angeles, California 90049
                              Attn:  Keith M. Wolff President

or to such other addresses as Operator and Owner shall designate in the manner provided in this Section 19.1. Any notice or other communication shall be deemed given (a) on the date three (3) business days after it shall have been mailed if sent by certified mail, (b) on the business dav it shall have been sent by facsimile transmission (unless sent on a non-business day or after business hours in which event it shall be deemed given on the following business day), or
(c) on the date received if it shall have been given to a nationally-recognized overnight courier service.

                                   ARTICLE XX
                                    ESTOPPELS

     20.1. Owner and Operator agree that from time to time upon the request of the other party or a party to a Major Agreement, it shall execute and deliver within ten (10) days after the request a certificate confirming that this Agreement is in full force and effect, stating whether this Agreement has been modified and supplying such other information as the requesting party may reasonably require.


                                   ARTICLE XXI
                                 INDEMNIFICATION

     21.1. Operator shall indemnify and hold Owner (and Owner's agents, principals, shareholders, partners, members, officers, directors and employees) harmless from and against all liabilities, losses, claims, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses) that may be incurred by or asserted against any such party and that arise from (a) the fraud, wilful misconduct or gross negligence of the executive, managerial or off-site employees of Operator, (b) the breach by Operator of any provision of this Agreement or (c) any action taken by Operator which is beyond the scope of Operator's authority under this Agreement. Owner shall promptly provide Operator with written notice of any claim or suit brought against it by a third party which might result in such indemnification and Operator shall have the option of defending any claim or suit brought against the Owner with counsel selected by Operator and reasonably approved by Owner. Owner shall cooperate with the Operator or its counsel in the preparation and conduct of any defense to any such claim or suit.

     21.2. Except as provided in Section 21.1, Owner shall indemnify and hold Operator (and Operators agents, principals, shareholders, partners, members, officers, directors and employees) harmless from and against all liabilities, losses, claims, damages, costs and expenses (including, but not limited to, reasonable attonleys' fees and expenses) that may be incurred by or asserted against such party and that arise from or in connection with (a) the performance of Operator's services under this Agreement, (b) any act or omission (whether or not wilful, tortious, or negligent) of Owner or any third party or (c) or any other occurrence related to the Managed Outlet whether arising before, during or after the Term. Operator shall promptly provide Owner with written notice of any claim or suit brought against it by a third party which might result in such indemnification and Owner shall have the option of defending any claim or suit brought against Operator with counsel selected by Owner and reasonably satisfactory to Operator. Operator shall cooperate with the Owner or its counsel in the preparation and conduct of any defense to any such claim or suit.

     21.3. Supplementing the provisions of Sections 21.1 and 21.2, if any claim shall be made against Owner and/or Operator which is based upon a violation or alleged violation of the Employment Laws (an "Employment Claim"), the Employment Claim shall fall within Operator's indemnification obligations under Section
21.1 only if it is based upon (a) the wilful misconduct or gross negligence of Operator's executive or managerial employees (including such wilfril misconduct or gross negligence as may arise in the hiring, supervision or dismissal of any Hotel Employee) or (b) Operator's breach of its obligations under Section 5.6.

     21.4. The provisions of this Article shall survive the termination of this Agreement with respect to acts, omissions and occurrences arising during the Term.

                                  ARTICLE XXII
                                  MISCELLANEOUS

     22.1. Owner and Operator shall execute and deliver all other appropriate supplemental agreements and other instruments, and take any other action necessary to make this Agreement fully and legally effective, binding, and enforceable as between them and as against third parties.

     22.2. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof, superseding all prior agreements or undertaldngs, oral or written. Owner acknowledges that in entering into this Agreement Owner has not relied on any projection of earnings, statements as to the possibility of future success or other similar matter which may have been prepared by Operator.

     22.3. The headings of the titles to the several articles of this Agreement are inserted for convenience only and are not intended to affect the meaning of any of the provisions hereof.

     22.4. A waiver of any of the terms and conditions of this Agreement may be made only in writing and shall not be deemed a waiver of such terms and conditions on any future occasion.

     22.5. This Agreement shall be binding upon and inure to the benefit of Owner and Operator and their respective successors and permitted assigns.

     22.6. This Agreement shall be construed, both as to its validity and as to the performance of the parties, in accordance with the laws of the District of Columbia. All disputes among the parties hereto shall be resolved by binding arbitration pursuant to the then existing rules of the American Arbitration Association applicable to such dispute. The prevailing party in any such arbitration shall be entitled to reimbursement from the losing party of its reasonable attorneys' fees and expenses incurred in connection therewith.

     IN WITNESS WIIERE OF, Operator and Owner have duly executed this Agreement the day and year first above written.


                              CAPSTAR GEORGETOWN COMPANY, L.L.C.


                              By:CapStar Management Company II, L.P., member

                              By:CapStar General Corp. general partner

                              By:/s/ Larry Shupnick
                                 -----------------------------------
                              Name: Larry Shupnick
                              Title: Senior

                              HOTEL RESTAURANT PROPERTIES, INC.

                              By: /s/ Keith M. Wolff
                                 ------------------------------
                              Name: Keith M. Wolff
                              Title: President

                              GRILL CONCEPTS, INC.

                              By: /s/ Robert L. Spivak
                                 ------------------------------
                              Name: Robert L. Spivak
                              Title: President